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                                                                     EXHIBIT 5

                           FACSIMILE  (513) 579-6956


                                 March 15, 1996



Direct Dial:  (513) 579-6411





ICO, Inc.
Northborough Tower
100 Glenborough Drive
Suite 250
Houston, Texas  77067

Gentlemen:

         We have examined the corporate records and proceedings of ICO, Inc. (the "Corporation") and the Merger Agreement dated December 8, 1996 among the Corporation, Wedco Technology, Inc. and W Acquisition Corp., as amended by the First Amendment to Merger Agreement dated December 8, 1996, as amended March 13, 1996 (the "Merger Agreement") with respect to:

         1.      The organization of the Corporation; and

         2. The legal sufficiency of all corporate proceedings taken in connection with the authorization of the issuance of up to 10,132,609 shares of the Corporation's no par value Common Stock to be issued pursuant to the Merger Agreement and registered pursuant to a Registration Statement filed with the Securities and Exchange Commission.

         Based upon such examination, we are of the opinion:

         1. That the Corporation is a duly organized and validly existing corporation in good standing under the laws of the State of Texas; and

         2. That the Corporation has taken all necessary and required corporate action in connection with the proposed issuance of the aforesaid Common Stock, and that at the effective time, as defined in the Merger Agreement, such Common Stock will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Corporation free of any claim of pre-emptive rights.
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ICO, Inc.
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March 15, 1996



         We hereby consent to be named in the Registration Statement and the Prospectus part thereof as the attorneys who will pass upon legal matters in connection with the aforesaid Common Stock and to the filing of this opinion as an exhibit to the Registration Statement, and furthermore consent to all references made to this firm in the Registration Statement.

                                         Very truly yours,

                                         KEATING, MUETHING & KLEKAMP



                                        BY:  /s/ Gary P. Kreider
                                           ----------------------------
                                                 Gary P. Kreider

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